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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-42457 and 33-50332) of RegeneRx
Biopharmaceuticals, Inc. (formerly, Alpha 1 Biomedicals, Inc.) of our report dated March 6, 2001, relating to the balance sheets of RegeneRx
Biopharmaceuticals, Inc. as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, which report appears in the December 31, 2000 annual report on Form 10-KSB of RegeneRx Biopharmaceuticals, Inc.


/s/Reznick Fedder & Silverman


Bethesda, Maryland
April 2, 2001